UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2022

Marinus Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36576	20-0198082
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, Radnor, PA
5 Radnor Corporate Center, Suite 500 100 Matsonford Rd, Radnor, PA	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 801-4670

__________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MRNS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

Drug Enforcement Administration Scheduling of ZTALMY® (ganaxolone)

On June 1, 2022, the Drug Enforcement Administration (“DEA”) published an interim final rule in the Federal Register placing ZTALMY® (ganaxolone) oral suspension in schedule V of the Controlled Substances Act (“CSA”), the least restrictive schedule of the CSA. ZTALMY was approved by U.S. Food and Drug Administration on March 18, 2022, but was required to await scheduling by the DEA prior to commercial marketing.

Extension Granted by Committee for Medicinal Products for Human Use of the European Medicines Agency

As previously disclosed, in August 2021, the Committee for Medicinal Products for Human Use (“CHMP”) of the European Medicines Agency (“EMA”) granted Marinus Pharmaceuticals, Inc.’s (the “Company”) request for accelerated assessment of ganaxolone for the treatment of seizures associated with Cyclin-dependent Kinase-like 5 Deficiency Disorder (“CDD”). The marketing authorization application (“MAA”) for ganaxolone was submitted to the EMA on October 11, 2021 and on October 28, 2021 the Company received formal notification from the EMA that the CDD MAA was validated. With this validation, the EMA began its formal review of the MAA under the centralized procedure for all member states of the European Union, Norway, Iceland, and Liechtenstein. In February 2022, the MAA was converted to a standard review and the Company reached an agreement with the EMA to extend the Day 120 clock stop by three months to allow sufficient time to respond to questions received as part of the review process.

In May 2022, the Company submitted a request for discussion to the CHMP to extend the Day 120 clock stop by an additional four months in order to allow sufficient time to conduct the non-clinical testing requested by the EMA and to respond to questions received as part of the review process. The CHMP agreed with the Company’s proposal for the extension of the clock stop. As a result, the Company’s responses to the EMA are due by the end of November 2022, and the Company expects the CHMP’s opinion on the MAA by the end of the first quarter of 2023.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 (collectively, “forward-looking statements”). Forward-looking statements in this current report on Form 8-K include statements about the timing of the Company’s response to the EMA questions and the timing of CHMP’s opinion on the MAA. There are known and unknown risk factors which could cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained herein. Known risk factors and uncertainties include, among others: the risk that the Company is unable to respond to the EMA’s questions within the requested timeframe; the risk that the EMA does not agree that the Company’s responses are adequate to address its questions; the risk that the EMA could require the Company to conduct additional studies before rendering an opinion on the MAA; the risk that the EMA requests the Company withdraw its application; and the risk that the EMA opinion on the MAA is negative. A more complete discussion of the risks and uncertainties facing the Company appears in the Company’s Annual Report on Form 10-K, the Company’s Quarterly Reports on Form 10-Q and the Company’s periodic disclosure filings, which are available at www.sec.gov. All forward-looking statements herein are qualified in their entirety by this cautionary statement, and the Company disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARINUS PHARMACEUTICALS, INC.

Date: June 1, 2022	/s/ Steven Pfanstiel
Steven Pfanstiel
Chief Financial Officer and Treasurer